UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2007

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On June 14, 2007, the stockholders of Accuride Corporation (the “Company”) approved and adopted the Amended and Restated 2005 Incentive Award Plan submitted for vote at the Company’s annual meeting of stockholders, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01               OTHER EVENTS

The Company held its annual meeting of stockholders on June 14, 2007 in Evansville, Indiana. At the meeting, the Company’s stockholders elected each of the director nominees listed in the Company’s proxy statement, ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007 and approved and adopted the Company’s Amended and Restated Incentive Award Plan.

The following table sets forth the votes for each director:

	FOR	WITHHELD
Mark D. Dalton	22,548,330	6,562,095
Frederick M. Goltz	21,556,116	7,554,309
James H. Greene, Jr.	21,558,576	7,551,849
Donald T. Johnson, Jr.	28,380,014	730,411
Terrence J. Keating	25,723,191	3,387,234
Charles E. Rentschler	28,380,014	730,411
Donald C. Roof	28,379,903	730,522

With respect to the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007, 28,737,304 shares voted in favor of the proposal, 364,777 shares voted against the proposal, 8,344 shares abstained and there were 900 broker non-votes.

With respect to the approval of the Amended and Restated 2005 Incentive Award Plan, 25,899,569 shares voted in favor of the proposal, 1,040,957 shares voted against the proposal, 13,722 shares abstained and there were 2,157,077 broker non-votes.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1                           Amended and Restated 2005 Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: June 19, 2007	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President/Chief Financial Officer and
General Counsel